KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
        EXHIBIT 32.2 - CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Kinder Morgan Energy Partners, L.P. (the "Company") on Form 10-Q for the quarterly period ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Kinder Morgan Energy Partners, L.P. and will be retained by Kinder Morgan Energy Partners, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.


Dated:  May 6, 2004                /s/ C. Park Shaper
                                     -----------------------------------------
                                     C. Park Shaper
                                     Vice President and Chief Financial
                                     Officer of Kinder Morgan Management,
                                     LLC, the delegate of Kinder Morgan G.P.,
                                     Inc., the General Partner of Kinder
                                     Morgan Energy Partners, L.P.